EXHIBIT 4(b)

FORM OF INDENTURE FOR SUBORDINATED DEBT SECURITIES

OLIN CORPORATION

AND

,

Trustee

INDENTURE

Dated as of

Subordinated Debt Securities

OLIN CORPORATION

Debt Securities

CROSS REFERENCE SHEET*

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the Trust Indenture Act of 1939.

Trust Indenture Act	Sections of Indenture
310(a)(1)(2)	7.09
(3)(4)	Inapplicable
310(b)	7.08 and 7.10(a), (b) and (d)
(b)(1)(A)	Inapplicable
310(c)	Inapplicable
311(a)(b)	7.13
(c)	Inapplicable
312(a)	5.01 and 5.02(a)
(b)(c)	5.02(b) and (c)
313(a)(1)(2)(3)(4)(6)(7)	5.04(a)
(5)	Inapplicable
(b)(1)	Inapplicable
(2)	5.04(b)
(c)(d)	5.04(c) and (d)
314(a)	5.03
(b)	Inapplicable
(c)(1)(2)	14.05
(3)	Inapplicable
(d)	Inapplicable
(e)	14.05
(f)	Inapplicable
315(a)(c)(d)	7.01
(b)	6.07
(e)	6.08

*	The Cross Reference Sheet is not part of the Indenture.

316(a)(1)	6.06 and 8.04
(2)	Inapplicable
(b)	6.04
317(a)	6.02
(b)	4.04
318(a)	15.07

TABLE OF CONTENTS*

*	The Table of Contents, comprising pages i to vi, is not part of the Indenture.

i

ARTICLE XI.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.
SECTION 11.01.	Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions	55
SECTION 11.02.	Rights and Duties of Successor Corporation	55
SECTION 11.03.	Officers’ Certificate and Opinion of Counsel	55

ARTICLE XII.

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.
SECTION 12.01.	Satisfaction and Discharge of Indenture	56
SECTION 12.02.	Application by Trustee of Funds Deposited for Payment of Debt Securities	56
SECTION 12.03.	Repayment of Moneys Held by Paying Agent	56
SECTION 12.04.	Repayment of Moneys Held by Trustee	56

ARTICLE XIII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES.
SECTION 13.01.	Incorporators, Stockholders, Officers, Directors and Employees of Company Exempt from Individual Liability	57

ARTICLE XIV.

SUBORDINATION OF DEBT SECURITIES.
SECTION 14.01.	Debt Securities Subordinate to Superior Indebtedness	57
SECTION 14.02.	Payment Over of Proceeds Upon Dissolution, etc	58
SECTION 14.03.	Trustee to Effectuate Subordination	60
SECTION 14.04.	Trustee Not Charged with Knowledge of Prohibition	60
SECTION 14.05.	Rights of Trustee as Holder of Superior Indebtedness	61
SECTION 14.06.	Trustee Not Fiduciary for Holders of Superior Indebtedness	61
SECTION 14.07.	Article Applicable to Paying Agents	61
SECTION 14.08.	Rights of Trustee	61

v

ARTICLE XV.

MISCELLANEOUS PROVISIONS.

SECTION 15.01.	Successors and Assigns of Company Bound by Indenture	62
SECTION 15.02.	Acts of Board, Committee or Officer of Successor Corporation Valid	62
SECTION 15.03.	Required Notices or Demands	62
SECTION 15.04.	Indenture and Debt Securities To Be Construed in Accordance with the Laws of the State of New York	62
SECTION 15.05.	Officers’ Certificate and Opinion of Counsel To Be Furnished upon Application or Demand by the Company	62
SECTION 15.06.	Payments Due on Legal Holidays	63
SECTION 15.07.	Provisions Required by Trust Indenture Act of 1939 to Control	63
SECTION 15.08.	Indenture May Be Executed in Counterparts	63
SECTION 15.09.	Computation of Interest on Debt Securities	63
SECTION 15.10.	Effect of Headings	63

ACCEPTANCE OF TRUST BY TRUSTEE
TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGEMENTS

INDENTURE dated as of , between OLIN CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes called the “Company”), and , a corporation duly incorporated and existing under the laws of the State of (hereinafter sometimes called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (herein called the “Debt Securities”), as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

Now, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the holders thereof, the Company and the Trustee covenant and agree with each other, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of series thereof as follows:

ARTICLE I.

DEFINITIONS.

SECTION 1.01. Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force as of the date of original execution of this Indenture.

Authorized Newspaper:

The term “authorized newspaper” shall mean a newspaper printed in the English language and customarily published at least once a day on each business day in each calendar week and of general circulation in the Borough of Manhattan, the City and State of New York, whether or not such newspaper is published on Saturdays, Sundays and legal holidays. Whenever successive weekly publications in an authorized newspaper are required hereunder, they may be made, unless otherwise expressly provided herein, on the same or different days of the week and in the same or different authorized newspapers.

Board of Directors:

The term “Board of Directors” shall mean the Board of Directors of the Company or the Executive or Finance Committee of such Board, or except as the context may otherwise require.

Business Day:

The term “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York, New York, are authorized or obligated by law or executive order to close.

Common Stock:

The term “Common Stock” shall mean the common stock of the Company, which stock is currently listed on the New York Stock Exchange.

Company:

The term “Company” shall mean Olin Corporation, a Virginia corporation, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

Corporate Trust Office of the Trustee:

The term “corporate trust office of the Trustee,” or other similar term, shall mean the principal office of the Trustee in the City of New York, New York, at which at any particular time its corporate trust business shall be administered pursuant to Section 4.02.

Debt Security or Debt Securities:

The terms “Debt Security” or “Debt Securities” (except as otherwise provided in Section 7.08) shall have the meaning stated in the first recital of this Indenture, or any debt security or debt securities, as the case may be, authenticated and delivered under this Indenture.

Depositary:

The term “Depositary” shall mean, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.15, with respect to Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulations.

Event of Default:

The term “Event of Default” shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

Fully-Registered Debt Security:

The term “Fully-Registered Debt Security” shall mean any Debt Security registered as to principal and interest, if any.

Global Security:

The term “Global Security” shall mean with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officer’s Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

Holder:

The terms “Holder,” “Holder of Debt Securities,” or other similar terms, shall mean a person in whose name a Debt Security is registered in the Debt Security Register.

Indenture:

The term “Indenture” shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of particular series of Debt Securities as contemplated hereunder.

Officers’ Certificate:

The term “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board or the President or any Vice President and by the Treasurer or the Comptroller or the Secretary or any Assistant Treasurer or any Assistant Comptroller or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 15.05, if applicable.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.05, if applicable.

Original Issue Discount Debt Security:

The term “Original Issue Discount Debt Security” shall mean any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Outstanding:

The term “Outstanding”, shall, subject to the provisions of Section 8.04, mean, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

(i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Debt Securities which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Registered Debt Security:

The term “Registered Debt Security” shall mean any Debt Security registered on the Debt Security Register of the Company.

Registrar:

The term “Registrar” shall have the meaning set forth in Section 2.07.

Responsible Officer:

The term “responsible officer” when used with respect to the Trustee shall mean any Account Manager or any officer within the Corporate Trust and Agency Group of the Trustee, including any Vice President, any Assistant Vice President, any trust officer or any other officer of the Trustee performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

Subsidiary:

Any corporation, association or other business entity more than 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

Superior Indebtedness:

The term “Superior Indebtedness” shall mean (a) the principal of, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company) on (whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed) (i) indebtedness of the Company for money borrowed (other than Debt Securities), (ii) guarantees by the Company of indebtedness for money borrowed of any other person, (iii) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, (iv) obligations of the Company under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction, or any similar interest rate or currency hedging transaction, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and (v) obligations of the Company under any agreement to lease or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on the Company’s balance sheet as a liability, and (b) modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees or such modification, renewal, extension or refunding thereof are not superior in right of payment to the Debt Securities.

Trustee:

The term “Trustee” shall mean , and, subject to the provisions of Article Seven, shall also include its successors and assigns.

Trust Indenture Act of 1939:

The term “Trust Indenture Act of 1939” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed.

Voting Stock:

Stock of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other business entity in question, even though the right so to vote is at the time suspended by reason of the happening of such a contingency.

Yield to Maturity:

The term “Yield to Maturity” shall mean the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

ARTICLE II.

DEBT SECURITIES.

SECTION 2.01. Forms Generally. The Debt Securities of each series shall be in substantially the form established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or to conform to general usage or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of the Debt Securities.

The definitive Debt Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s Certificate of Authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By:
Authorized Signature

SECTION 2.03. Principal Amount; Issuable in Series. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article Two);

(3) the date or dates on which the principal and premium, if any, of the Debt Securities of the series is payable;

(4) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom such interest is payable;

(5) the place or places where the principal of, and premium, if any, and interest, if any, on Debt Securities of the series shall be payable;

(6) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking or analogous fund or otherwise;

(7) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(9) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, the coin or currency or currencies or units of two or more currencies in which payment of the principal of, and premium, if any, and interest, if any, on Debt Securities of the series shall be payable;

(10) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(11) any Event of Default with respect to the Debt Securities of a particular series, if not set forth herein;

(12) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

(13) If the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities; and

(14) any authenticating or paying agents, transfer agents or registrars.

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and as set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

SECTION 2.04. Execution of Debt Securities. The Debt Securities shall be signed on behalf of the Company by its Chairman of the Board, its President or a Vice President and by its Secretary, an Assistant Secretary, or its Treasurer or an Assistant Treasurer under its corporate seal. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the

Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such person was not such officer.

SECTION 2.05. Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon the written order of the Company, signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(1) a copy of any resolution or resolutions of the Board of Directors of the Company, certified by the Secretary or Assistant Secretary of the Company, authorizing the terms of issuance of any series of Debt Securities;

(2) an executed supplemental indenture, if any;

(3) an Officers’ Certificate;

(4) an Opinion of Counsel prepared in accordance with Section 15.05 which shall also state:

(a) that the form of such Debt Securities has been established by or pursuant to a resolution of the Board of Directors of the Company or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(b) that the terms of such Debt Securities have been established by or pursuant to a resolution of the Board of Directors of the Company or by a supplemental indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture;

(c) that such Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(d) that the Company has the corporate power to issue such Debt Securities, and has duly taken all necessary corporate action with respect to such issuance;

(e) that the issuance of such Debt Securities will not contravene the charter or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such counsel by which the Company is bound; and

(f) that all laws and requirements in respect of the execution and delivery by the Company of the Debt Securities have been complied with and that authentication and delivery of such Debt Securities and the execution and delivery of any supplemental indenture (if any) will not violate the terms of this Indenture; and

(5) such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

SECTION 2.06. Denomination of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, the Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 2.07. Registration of Transfer and Exchange. The Company shall keep a register for each series of Debt Securities issued hereunder (hereinafter collectively referred to as the “Debt Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debt Securities and shall register the transfer of Debt Securities as in this Article Two provided. At all reasonable times such register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Debt Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount.

Unless and until otherwise determined by the Company by resolution of its Board of Directors, the register of the Company for the purpose of registration, exchange or registration of transfer of the Debt Securities shall be kept at the corporate trust office of the Trustee and, for this purpose, the Trustee shall be designated “Registrar”.

Debt Securities of any series may be exchanged for a like aggregate principal amount of Debt Securities of the same series of other authorized denominations. Subject to Section 2.15, Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive.

All Debt Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company or the Trustee) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the registered Holder or his attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required (a) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing of notice of redemption of Debt Securities of such series, or (b) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

None of the Company, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.08. Temporary Debt Securities. Pending the preparation of definitive Debt Securities the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debt Securities but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities. The Company shall execute and furnish definitive Debt Securities as soon as practicable and thereupon any or all temporary Debt Securities may be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Debt Securities a like aggregate principal amount of definitive Debt Securities. Until so exchanged, the temporary Debt Securities shall be entitled to the same benefits under this Indenture as definitive Debt Securities authenticated and delivered hereunder.

SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Debt Securities. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, in the absence of written notice to the Company or the Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from all risk, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof. The Trustee may authenticate any such substituted Debt Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10. Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All cancelled Debt Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless otherwise directed. On request of the Company, the Trustee shall deliver to the Company cancelled Debt Securities held by the Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are delivered or surrendered to the Trustee for cancellation.

SECTION 2.11. Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debt Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Debt Securities.

SECTION 2.12. Interest Rights Preserved. Each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any Debt Security of such series shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security of such series, and each such Debt Security of such series shall be so dated, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

SECTION 2.13. Securities Denominated in Foreign Currencies. For the purposes of calculating the principal amount of Securities of any series denominated in a foreign currency or in units of two or more foreign currencies (including European Currency Units) for any purpose under this Indenture, the principal amount of such Debt Securities at any time outstanding shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers’ Certificate for such currency or currency units into United States dollars as of the date of any such calculation.

In the event any foreign currency or currencies or units of two or more currencies in which any payment with respect to any series of Debt Securities may be made ceases to be a freely convertible currency on United States currency markets, for any date thereafter on which payment of principal of, premium, if any, or interest, if any, on the Debt Securities of a series is due, the Company shall select the currency of payment for use on such date, all as provided in the Debt Securities of such series. In such event, the Company shall, as provided in the Debt Securities of such series, notify the Trustee of the currency which it has selected to constitute the funds necessary to meet the Company’s obligations on such payment date and of the amount of such currency to be paid. Such amount shall be determined as provided in the Debt Securities of such series. The payment to the Trustee with respect to such payment date shall be made by the Company solely in the currency so selected.

SECTION 2.14. Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustee on account of principal, premium or interest on the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such monies are to be paid to the holders of the Debt Securities in accordance with the terms hereof.

SECTION 2.15. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officer’s Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: ‘Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary’ or such other legend as may then be required by the Depositary for such Global Security or Securities.

(b) Notwithstanding any other provision of this Section 2.15 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a written order of the Company signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary for the authentication and delivery of individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

(ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order of the Company, signed by its Chairman of the Board or any Vice Chairman or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or Assistant Secretary, for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

(iii) If specified by the Company pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a written order by the Company, signed by its Chairman of the Board or any Vice Chairman or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or Assistant Secretary, for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, (1) to each person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

SECTION 2.16. Medium-term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers’ Certificate, resolutions of the Board of Directors, supplemental indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Sections 2.01, 2.03, 2.05 or 14.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to Section 2.05 or 14.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

A written order of the Company signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary, delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with the Officers’ Certificate, supplemental indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of said Securities as are specified in such Officers’ Certificate, supplemental indenture or such resolution.

ARTICLE III.

REDEMPTION OF DEBT SECURITIES.

SECTION 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series. Section 3.06 shall be applicable to the Debt Securities of every series issued hereunder.

SECTION 3.02. Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, a resolution of the Board of Directors of the Company or a supplemental Indenture, the Company shall fix a date for redemption and shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which Debt Securities of such series are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debt Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, that the redemption is for a sinking fund payment (if applicable), and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debt Securities of a series are to be redeemed the notice of redemption shall specify the numbers of the Debt Securities of that series to be redeemed. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Debt Securities or portions thereof so called for redemption at the appropriate redemption price, together with any accrued interest to the date fixed for redemption.

If less than all the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to mandatory sinking fund redemptions) the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Debt Securities to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities of that series or portions thereof (in multiples of $1,000, except as otherwise set forth in the applicable form of Debt Security) to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal and premium, if any, shall bear interest until paid from the redemption date at the rate borne by the Debt Securities of that series. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Company.

SECTION 3.03. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue. On presentation and surrender of such Debt Securities at a place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Upon presentation of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of such series, of authorized denominations, in aggregate principal amount equal to and in exchange for the unredeemed portion of the Debt Security so presented.

SECTION 3.04. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental indenture is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental indenture is herein referred to as an “optional sinking fund payment”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental indenture; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities, resolution or supplemental indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 3.05. Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers’ Certificate of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental indenture, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section 3.05 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.05 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the Redemption Price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at maturity.

The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.03.

At least one business day before each sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.05.

The Trustee shall not redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article Three. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Event of Default or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.05.

SECTION 3.06. Right to Require Repurchase of Debt Securities by the Company upon Change in Control and Decline in Debt Rating. (a) In the event that (i) there shall occur any Change in Control (as hereinafter defined) and (ii) the prevailing rating of the Debt Securities by Standard & Poor’s Corporation or its successors (“S&P”) or Moody’s Investors Service, Inc. or its successors (“Moody’s”) or another nationally recognized rating agency selected by the Company, on any date within 90 days following public notice (as hereinafter defined) of the occurrence of such Change in Control shall be less than the rating of the Debt Securities on the date 30 days prior to the occurrence of such Change in Control by at least one Full Rating Category (“Rating Decline”), each holder of Debt Securities shall have the right, at such holder’s option, to require the Company to purchase, and upon the exercise of such right the Company shall purchase, all or any part of such holder’s Debt Securities on the date (the “Repurchase Date”) that is 100 days after the last to occur of

(i) public notice of such Change in Control and

(ii) the Rating Decline, at the Redemption Price in effect on the Repurchase Date, plus any accrued and unpaid interest to the Repurchase Date.

(b) On or before the 28th day following the last to occur of

(i) public notice of such Change in Control and

(ii) the Rating Decline, the Company, or at the written request of the Company, the Trustee, shall give notice of a Change in Control and Rating Decline and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to the Trustee and to each holder of Debt Securities at such holder’s address appearing in the Debt Securities Register; provided that the Trustee shall not be deemed to have knowledge of such Change in Control and Rating Decline until such notice is given in writing to the Trustee by the Company. The Company shall also cause a copy of such notice of a repurchase right to be published in a newspaper of general circulation in the Borough of Manhattan, New York.

Each notice of a repurchase right shall state:

(1) the Repurchase Date,

(2) the date by which the repurchase right must be exercised,

(3) the price at which the repurchase is to be made, if the repurchase right is exercised, and

(4) a description of the procedure which a holder of Debt Securities must follow to exercise a repurchase right.

No failure of the Company to give the foregoing notice shall limit any holder’s right to exercise a repurchase right.

(c) To exercise a repurchase right, a holder of Debt Securities shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (b) above) at least ten days prior to the Repurchase Date (i) written notice of the holder’s exercise of such right, which notice shall set forth the name of the holder, the principal amount of the Debt Security or Debt Securities (or portion of a Debt Security) to be repurchased, and a statement that the option to exercise the repurchase right is being made thereby, and (ii) the Debt Security with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable.

(d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Debt Security or Debt Securities as to which the repurchase right has been exercised in cash to the holder of such Debt Security or Debt Securities, on the Repurchase Date. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Debt Security, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the holder a new Debt Security or Debt Securities in the aggregate principal amount of the unrepurchased portion of such surrendered Debt Security.

(e) As used in this Section 3.06:

(1) a “Change of Control” shall be deemed to have occurred at such time as (i) a “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under such Exchange Act) of more than fifty percent (50%) of the then outstanding voting stock of the Company, otherwise than through a transaction arranged by, or consummated with the prior approval of, the Board of Directors of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors (together with any new Director whose election by the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

(2) the term “Full Rating Category” shall mean (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC and C, (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C, (iii) the equivalent of any such category by S&P or Moody’s and (iv) the equivalent of such ratings by any other nationally recognized securities rating agency selected by the Company. In determining whether the rating of the Debt Securities has decreased by the equivalent of one Full Rating Category, graduation within Full Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent for S&P or Moody’s or any such other rating agency) shall be taken into account.

(3) the term “public notice” shall, without limitation, include any filing or report made in accordance with the requirements of the Securities and Exchange Commission or any press release or public announcement made by the Company.

(f) Notwithstanding anything to the contrary contained in this Section 3.06, if a Rating Decline shall apply to less than all series of the Debt Securities, the repurchase rights described herein shall apply only to the series with respect to which there has been a Rating Decline.

ARTICLE IV.

PARTICULAR COVENANTS OF THE COMPANY.

SECTION 4.01. Payment of Principal of and Premium, if any, and Interest on Debt Securities. The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debt Securities at the place, at the respective times and in the manner provided herein and in the Debt Securities. Each installment of interest on the Debt Securities may at the Company’s option be paid by mailing checks for such interest payable to the person entitled thereto pursuant to Section 2.07 to the address of such person as it appears on the Debt Security Register.

SECTION 4.02. Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. As long as any of the Debt Securities remain outstanding, the Company will maintain one or more offices or agencies in the Borough of Manhattan, the City and State of New York, where the Debt Securities may be presented for registration of transfer and exchange as in this Indenture provided, where the Debt Securities may be presented for payment and where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served. The Company initially appoints the Trustee such office or agency. The Company will give to the Trustee notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, notices and demands may be made at the principal office of the Trustee in the Borough of Manhattan, the City and State of New York.

SECTION 4.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

SECTION 4.04. Duties of Paying Agents, etc. (a) The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debt Securities of any series (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities) in trust for the benefit of the Holders of the Debt Securities of such series;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debt Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities of such series when the same shall be due and payable; and

(3) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal and premium, if any, or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of and premium, if any, or interest on such Debt Securities when the same shall be due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 12.03 and 12.04.

SECTION 4.05. Statement by Officers as to Default. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (currently on a calendar year basis) ending after the date hereof, an Officers’ Certificate stating, as to each officer signing such certificate, whether or not to the best of his knowledge the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which he may have knowledge.

SECTION 4.06. Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

ARTICLE V.

HOLDERS’ LISTS AND REPORTS BY THE COMPANY

AND THE TRUSTEE.

SECTION 5.01. Company to Furnish Trustee Information as to Names and Addresses of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series:

(a) not more than 15 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

SECTION 5.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (1) contained in the most recent list furnished to it as provided in Section 5.01 or (2) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of such series or with Holders of all Debt Securities with respect to their rights under this Indenture or under such Debt Securities, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, or

(2) inform such applicants as to the approximate number of Holders of Debt Securities of such series or all Debt Securities whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 5.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Debt Security of such series or all Debt Securities whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or all Debt Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of any order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor Trustee nor any Registrar nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of subsection (b) of this Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 5.03. Reports by Company. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) The Company covenants and agrees to transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (e) of Section 5.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

SECTION 5.04. Reports by Trustee. (a) On or before each July 15, beginning with the year that the Debt Securities are issued, and on or before July 15 in every year thereafter, so long as any Debt Securities are outstanding, the Trustee shall transmit to the Holders as hereinafter in this Section 5.04 provided and to the Company a brief report dated as of the preceding May 15, with respect to:

(1) its eligibility under Section 7.09, and its qualification under Section 7.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities, on any property or funds held or collected by it as Trustee, except the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one per cent of the principal amount of the outstanding Debt Securities on the date of such report;

(3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debt Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subsection (b) of Section 7.13;

(4) the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(5) any additional issue of Debt Securities which the Trustee has not previously reported; and

(6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debt Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

(b) The Trustee shall transmit to the Holders, as hereinafter provided, and to the Company a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 5.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debt Securities on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten per cent or less of the principal amount of Debt Securities outstanding at such time, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section 5.04 shall be transmitted by mail to all Holders, as the names and addresses of such Holders appear upon the Debt Security Register.

(d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debt Securities are listed and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when and as the Debt Securities become listed on any stock exchange.

SECTION 5.05. Record Dates for Action by Holders. If the Company shall solicit from the holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by resolution of its Board of Directors, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

ARTICLE VI.

REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT.

SECTION 6.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing with respect to Debt Securities of any series, that is to say:

(a) default in the payment of any instalment of interest upon any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of and premium, if any, on any Debt Securities of that series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, other than any sinking fund instalment; or

(c) default in the payment of any sinking fund instalment on any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities, in any resolution of the Board of Directors authorizing the issuance of a series of Debt Securities, in this Indenture or in any supplemental indenture, continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the

Company to remedy the same shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25 per cent in aggregate principal amount of the Debt Securities at the time Outstanding; or

(e) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing, or

(f) the entry of an order or decree by a court having competent jurisdiction in the premises for (i) relief in respect of the Company or a substantial part of its property, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (iii) the winding- up or liquidation of the Company; and such order or decree shall continue unstayed and in effect for 60 days;

then and in each and every case that an Event of Default described in clauses (a), (b) or (c) or established pursuant to Section 2.03 with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, unless the principal of all the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 per cent in aggregate principal amount of the Debt Securities of such series than Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. If an Event of Default described in clause (d), (e) or (f) occurs and is continuing, then and in each and every such case, unless the principal of all the Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25 per cent in aggregate principal amount of the Debt Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities then Outstanding hereunder to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding. The foregoing provisions are, however, subject to the condition that if, at any time after the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the Debt Securities of any series (or of all the Debt Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debt Securities of such series (or of all the Debt Securities, as the case may be) and the principal of and premium, if any, on any and all Debt Securities of such series (or of all the Debt Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and premium, if any, at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series (or at the rates of interest or Yields to Maturity of all the Debt Securities, as the case may be), to the date of such payment or deposit) and the reasonable expenses of the Trustee, and any and all defaults under this Indenture, other than the nonpayment of principal of or premium, if any, or accrued interest on Debt Securities of such series (or of all the Debt Securities, as the case may be) which shall have become due by acceleration shall have been remedied then and in every such case the Holders of a majority in aggregate principal amount of the Debt Securities of such series (or of all the Debt Securities, as the case may be) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series (or with respect to all Debt Securities, as the case may be) and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend or shall affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

SECTION 6.02. Collection of Indebtedness by Trustee, etc. The Company covenants that (1) in case default shall be made in the payment of any instalment of interest on any of the Debt Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of and premium, if any, on the Debt Securities of any series as and when the same shall have become due and payable, whether at maturity of the Debt Securities of that series or upon redemption or by declaration or otherwise—then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Debt Securities of that series, the whole amount that then shall have become due and payable on all such Debt Securities of that series for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Debt Securities (and collect in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities) wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Debt Securities of any series under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, or in case of a receiver, trustee or other similar official, shall have been appointed for its property, or in case of any other similar judicial proceedings relative to the Company or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and premium, if any, and interest (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) owing and unpaid in respect of the Debt Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Holders allowed in any such judicial proceedings relative to the Company, or any other obligor upon the Debt Securities of any series, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities, may be enforced by the Trustee without the possession of any of the Debt Securities, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the holders of all the Debt Securities in respect of which such action was taken.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee, pursuant to Section 6.02, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debt Securities in respect of which moneys have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all monies due the Trustee pursuant to Section 7.06 hereof,

SECOND: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Debt Securities of that series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of that series, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of that series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of that series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of that series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Debt Security of that series over any Security of that series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: The remainder, if any, shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 6.04. Limitation on Suits by Holders. No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and unless the Holders of not less than twenty-five percent in aggregate principal amount of the outstanding Debt Securities of that series, or, in the case of any Event of Default described in clause (d), (e) or (f) of Section 6.01, twenty-five percent in aggregate principal amount of all Debt Securities then Outstanding, shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of and premium, if any, and interest on such Debt Security, on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.05. Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article Six to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 6.06. Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustee and to Waive Default. The Holders of a majority in aggregate principal amount of the Debt Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Holders of Debt Securities not taking part in such direction; and provided further, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders. Prior to the declaration of the maturity of the Debt Securities of any series, or of all the Debt Securities, as the case may be, as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all of the Debt Securities of that series waive any past default or Event of Default described in clause (a), (b) or (c) of Section 6.01, or any other Event of Default for that series specified in the terms thereof as contemplated by Section 2.03 (or in the case of an event specified in clause (d), (e) or (f) of Section 6.01, the Holders of a majority in aggregate principal amount of all the Debt Securities then Outstanding may waive any such default or Event of Default), and its consequences, except a default in the payment of the principal of and premium, if any, or interest on any of the Debt Securities. In case of any such waiver, the Company, the Trustee and the Holders of the Debt Securities of that series, or of all the Debt Securities, as the case may be, shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.07. Trustee to Give Notice of Defaults Known to It, but May Withhold Such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to a series of Debt Securities, give to the Holders thereof, in the manner provided in subsection (c) of Section 5.04, notice of all defaults with respect to such series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 6.07 being hereby defined to be any event or events, as the case may be, specified in clauses (a), (b), (c), (d), (e) and (f) of Section 6.01, or in the terms of any Debt Securities pursuant to Section 2.03, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clause (d) of Section 6.01); provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or in the making of any sinking fund payment with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a committee of directors and/or responsible officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

SECTION 6.08. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Debt Securities of that series (or, in the case of any suit relating to or arising under clause (d), (e) or (f) of Section 6.01, ten percent in principal amount of the Outstanding Debt Securities), or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debt Security, on or after the due date expressed in such Debt Security.

ARTICLE VII.

CONCERNING THE TRUSTEE.

SECTION 7.01. Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(1) the duties and obligations of the Trustee with respect to Debt Securities of a series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee;

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

(h) if any property other than cash shall at any time be subject to a lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.

SECTION 7.03. Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein and in the Debt Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

SECTION 7.04. Trustee, Paying Agent or Registrar May Own Debt Securities. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Registrar.

SECTION 7.05. Moneys Received by Trustee To Be Held in Trust. Subject to the provisions of Section 12.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman of the Board or the President or a Vice President or its Treasurer or its Comptroller or an Assistant Treasurer or Assistant Comptroller.

SECTION 7.06. Compensation and Reimbursement. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advances as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of and premium, if any, or interest on particular Debt Securities.

SECTION 7.07. Right of Trustee to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 7.08, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 7.10.

(b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 7.08, the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure to the Holders, as the names and addresses of such Holders appear upon the Debt Securities Register.

(c) For the purposes of this Section 7.08 the Trustee shall be deemed to have a conflicting interest with respect to the, Debt Securities of any series if

(1) the Trustee is trustee with respect to two or more series of Debt Securities or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debt Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph (i) the indenture dated as of May 1, 1983, relating to the Company’s $100,000,000 8 3/4% Convertible Subordinated Debentures Due 2008 and (ii) this Indenture, in the event the Trustee is such in respect of two or more series of Debt Securities, or any other indenture or indentures under which other securities, or certificates of interest or participation in other securities of the Company are outstanding if (A) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or (B) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture with respect to Debt Securities and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Debt Securities and such other indenture or indentures;

(2) the Trustee or any of its directors or executive officers is an obligor upon the Debt Securities of any series issued under this Indenture or an underwriter for the Company;

(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or under direct or indirect common control with the Company or an underwriter for the Company;

(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

(5) ten percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20 percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five percent or more of the voting securities, or ten percent or more of any other class of security, of the Company, not including the Debt Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten percent or more of any class of security of an underwriter for the Company;

(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five percent or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, ten percent or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the Company; or

(9) the Trustee owns on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25 percent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent of such voting securities or twenty-five percent of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal of or interest on any of the Debt Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as through beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c).

The specifications of percentages in paragraphs (5) to (9) inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not sufficient to constitute direct or indirect control for the purposes of Paragraph (3) or (7) of this subsection (c).

For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

Except as provided in the next preceding paragraph, the term “security” or “securities” as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(d) For the purposes of this Section 7.08:

(1) the term “underwriter” when used with reference to the Company shall mean every person, who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

(2) the term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

(3) the term “person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4) the term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(5) the term “Company” shall mean any obligor upon the Debt Securities.

(6) the term “executive officer” shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

The percentages of voting securities and other securities specified in this Section 7.08 shall be calculated in accordance with the following provisions:

(A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 7.08 (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(C) The term “amount” when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(D) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class,

(ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise,

(iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest, or otherwise, and

(iv) securities held in escrow if placed in escrow by the issuer thereof; provided that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 7.09. Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation and Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Debt Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders of the applicable series at their addresses as they shall appear on the Debt Securities register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within, 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur

(1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Debt Securities of one or more series (each series voting as a class) or all series at the time Outstanding may at any time remove the Trustee with respect to the applicable series or all series, as the case may be, and nominate with respect to the applicable series, or all series, as the case may be, a successor trustee by the delivery of written notice to the Trustee so removed, to the Company and to the successor trustee which shall be deemed appointed as successor trustee with respect to the applicable series unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of Debt Securities of the applicable series, upon the terms and conditions and otherwise in subsection (a) of this Section 7.10 provided, may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to such series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Article Seven shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11. Acceptance by Successor to Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail notice of the succession of such trustee hereunder to the Holders of the Debt Securities of any applicable series at their addresses as they shall appear on the Debt Security Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 7.12. Successor to Trustee by Merger, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.13. Preferential Collection of Claims against Company. (a) Subject to the provisions of subsection (b) of this Section 7.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Debt Securities within four months prior to a default, as defined in subsection (c) of this Section 7.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debt Securities and the holders of other indenture securities (as defined in subsection (c) of this Section 7.13):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

(A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the National Bankruptcy Act or applicable State law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section 7.13 would occur within four months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceeding for reorganization under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Holders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be needed to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months’ period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

(b) There shall be excluded from the operation of subsection (a) of this Section 7.13 a creditor relationship arising from

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Holders in the manner provided in subsection (e) of Section 5.04;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 7.13;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 7.13.

(c) As used in this Section 7.13:

(1) The term “default” shall mean any failure to make payment in full of the principal of or interest upon any of the Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

(2) The term “other indenture securities” shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section 7.13, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(3) The term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in cheeks or other orders drawn upon banks or bankers and payable upon demand.

(4) The term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(5) The term “Company” shall mean any obligor upon the Debt Securities.

ARTICLE VIII.

CONCERNING THE HOLDERS.

SECTION 8.01. Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

SECTION 8.02. Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Debt Securities shall be proved by the registers of such Debt Securities or by a certificate of the Debt Securities Registrar.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

SECTION 8.03. Who May Be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustee, any paying agent and any Debt Securities Registrar may deem and treat the person in whose name any Debt Security shall be registered upon the books of the Company as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Debt Security and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debt Security Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

SECTION 8.04. Debt Securities Owned by Company or Controlled or Controlling Companies Disregarded for Certain Purposes. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities have concurred in any demand, request, direction, notice, consent or waiver under this Indenture, Debt Securities which are owned by the Company or any other obligor on the Debt Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities shall be disregarded and deemed not to be outstanding for the purposes of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, notice, consent or waiver only Debt Securities which the Trustee knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities and that the pledgee is not the Company or any other obligor on the Debt Securities or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05. Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security, and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Debt Securities.

ARTICLE IX.

HOLDERS’ MEETINGS AND CONSENTS.

SECTION 9.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Debt Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

(2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of any or all series under any other provision of this Indenture or under applicable law.

SECTION 9.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Holders of Debt Securities of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, the City and State of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to the Holders of Debt Securities of each series affected at their addresses as they shall appear on the Debt Security Register. Such notice shall be mailed not less than 20 nor more than 120 days prior to the date fixed for the meeting.

SECTION 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten per cent in aggregate principal amount of the Outstanding Debt Securities of any or all series, shall have requested the Trustee to call a meeting of Holders of Debt Securities of any or all series to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders, in the amount above specified, may determine the time and the place in the Borough of Manhattan, the City and State of New York, for such meeting and may call such meeting by mailing notice thereof as provided in Section 9.02.

SECTION 9.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Holders a person shall (a) be a Holder of one or more Debt Securities with respect to which meeting is being held; or (b) be a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.05. Regulations May Be Made by Trustee. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in said Section 8.02.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.04 and 9.04, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount (in the case of Original Issue Discount Debt Securities, such principal amount to be determined as provided in the definition of “Outstanding”) of Debt Securities held or represented by him, provided that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. At any meeting of Holders duly called pursuant to the provisions of Section 9.02 or 9.03 the presence of persons holding or representing Debt Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum be present, the meeting may be adjourned from time to time by the Holders of a majority in aggregate principal amount of such Debt Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 9.06. Manner of Voting at Meetings and Record To Be Kept. The vote upon any resolution submitted to any meeting of Holders of Debt Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of the Holders or proxies and the identifying number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matter therein stated.

SECTION 9.07. Written Consent in Lieu of Meetings. The written authorization or consent of the requisite percentage of Holders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Eight and filed with the Trustee shall be effective in lieu of a meeting of Holders, with respect to any matter provided for in this Article Nine.

SECTION 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Debt Securities.

ARTICLE X.

SUPPLEMENTAL INDENTURES.

SECTION 10.01. Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XI;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as its Board of Directors shall consider to be for the protection of the

Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders;

(d) to modify or amend this Indenture in such a manner as to permit the qualification of any indenture supplemental hereto under the Trust Indenture Act of 1939 as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in Section 316(a) (2) of the Trust Indenture Act of 1939;

(e) to provide for the issuance under this Indenture of Debt Securities in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose; and

(f) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

SECTION 10.02. Modification of Indenture with Consent of Holders of 66 2/3% in Principal Amount of Debt Securities. With the consent (evidenced as provided in Section 8.01) of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of all series affected by such supplemental indenture (voting as one class), the

Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof or any premium thereon or the amount of any Sinking Fund Payment, or reduce the amount or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

SECTION 10.04. Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Debt Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities then outstanding.

ARTICLE XI.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

SECTION 11.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition.

SECTION 11.02. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part and the predecessor corporation shall be relieved of any further obligation under this Indenture. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

SECTION 11.03. Officers’ Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of

Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.

ARTICLE XII.

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS.

SECTION 12.01. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Debt Securities theretofore authenticated and delivered (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 or Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.04), or (b) all such Debt Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debt Securities not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 12.02. Application by Trustee of Funds Deposited for Payment of Debt Securities. All moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Debt Securities for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

SECTION 12.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent, together with applicable interest as may have been agreed upon by the Company, if any (other than the Trustee, if the Trustee be a paying agent) under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 12.04. Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of and premium, if any, or interest on any Debt Securities of any series and not applied but remaining unclaimed by the Holders of Debt Securities of that series for two years after the date upon which the principal of and premium, if any, or interest on such Debt Securities shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand; and the Holder of any of the Debt Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published in an Authorized Newspaper, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

ARTICLE XIII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS, DIRECTORS AND EMPLOYEES.

SECTION 13.01. Incorporators, Stockholders, Officers, Directors and Employees of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debt Security or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, of any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debt Securities.

ARTICLE XIV.

SUBORDINATION OF DEBT SECURITIES.

SECTION 14.01. Debt Securities Subordinate to Superior Indebtedness. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debt Securities, by his acceptance thereof, likewise covenants and agrees, that all Debt Securities issued hereunder shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Superior Indebtedness. The provisions of this Article are made for the benefit of all holders of Superior Indebtedness, and any such holder may proceed to enforce such provisions.

For purposes of this Section “payment in full”, as used with respect to Superior Indebtedness, means the receipt of cash or securities (taken at their fair value at the time of receipt, determined as hereinafter provided) of the principal amount of the Superior Indebtedness and premium, if any, and interest thereon to the date of such payment. “Fair value” means (i) if the securities are quoted on a nationally recognized securities exchange, the closing price on the day such securities are received or, if there are no sales reported on that day, the reported closing bid price on that day, and (ii) if the securities are not so quoted, a price determined by a nationally recognized investment banking house selected by the Holders of Debt Securities and the holders of Superior Indebtedness receiving such securities, such price to be determined as of the date of receipt of such securities by the holders of Superior Indebtedness.

SECTION 14.02. Payment Over of Proceeds Upon Dissolution, etc. No payment by the Company on account of principal of or premium, if any, or interest on the Debt Securities (including sinking fund payments) shall be made if any default or event of default with respect to any Superior Indebtedness, which permits or with the giving of notice or passage of time or both would permit the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof, shall have occurred and be continuing and (unless such default or event of default is the failure by the Company to pay principal or interest on any instrument constituting Superior Indebtedness) the Company and the Trustee shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Superior Indebtedness (or the representative or trustee of such holders) or the Trustee shall have received written notice thereof from the Company; provided, however, that (i) if the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Superior Indebtedness shall not be effective for purposes of this Section, and (ii) the Company may resume payments on the Debt Securities (unless otherwise prohibited by this Article) if (a) the default is cured or waived or (b) unless such default or event of default is the failure by the Company to pay principal or interest on any investment constituting Superior Indebtedness, 120 days pass after the notice is given if the default is not the subject of judicial proceedings.

Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any) and interest due or to become due upon all Superior Indebtedness shall first be paid in full before the Holders of Debt Securities, or the Trustee, shall be entitled to receive any assets, other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Debt Securities, to the payment of all Superior Indebtedness which may at the time be outstanding, so paid or distributed in respect of the Debt Securities (for principal, premium, if any, or interest); and upon such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Debt Securities, to the payment of all Superior Indebtedness which may at the time be outstanding, to which the Holders of Debt Securities or the Trustee would be entitled, except for the provisions of this Section, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of Debt Securities or the Trustee if received by them or it, directly to the holders of Superior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Superior Indebtedness held by such holder) or their representatives or trustees, to the extent necessary to pay all Superior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Superior Indebtedness, before any payment or distribution is made to the Holders of Debt Securities or to the Trustee.

No holder of Superior Indebtedness shall be prejudiced in his right to enforce subordination of the Debt Securities by any act or failure to act on the part of the Company.

Without notice to or the consent of the Holders of Debt Securities or the Trustee, the holders of Superior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Superior Indebtedness, or amend or supplement in any manner any instrument evidencing the Superior Indebtedness, any agreement pursuant to which the Superior Indebtedness was issued or incurred or any instrument securing or relating to the Superior Indebtedness; release any person liable in any manner for the payment or collection of the Superior Indebtedness; exercise or refrain from exercising any rights in respect of the Superior Indebtedness against the Company or any other person; apply any moneys or other property paid by any person or rely in any manner to the Superior Indebtedness; or accept or release any security for the Superior Indebtedness.

Subject to the payment in full of all Superior Indebtedness, the Holders of Debt Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which, by its express terms, ranks on a parity with the Debt Securities and is entitled to like rights of subrogation) to the rights of the holders of Superior Indebtedness to receive payments or distribution of assets of the Company applicable to the Superior Indebtedness until the Debt Securities shall be paid in full. For purposes of such subrogation, no payments or distributions on the Superior Indebtedness pursuant to this Section shall, as between the Company, its creditors other than the holders of Superior Indebtedness, and the Holders of Debt Securities, be deemed to be a payment by the Company to or on amount of the Superior Indebtedness, and no payments or distributions to the Trustee or the Holders of Debt Securities of assets by virtue of the subrogation herein provided for shall, as between the Company, its creditors other than the holders of Superior Indebtedness, and the Holders of Debt Securities, be deemed to be a payment to or on account of the Debt Securities. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Debt Securities, on the one hand, and the holders of Superior Indebtedness, on the other hand, and nothing contained in this Article or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and premium, if any, and interest on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of Debt Securities and creditors of the Company other than the holders of Superior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article, of the holders of Superior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to the Trustee or such Holder of Debt Securities upon the exercise of any such remedy.

Upon any payment or distribution pursuant to this Section, the Trustee and the Holders of Debt Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section are pending, and the Trustee, subject to the provisions of Section 7.01, and the Holders of Debt Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making such payment or distribution delivered to the Trustee or to the Holders of Debt Securities, for the purpose of ascertaining the persons entitled to participate in such payments or distribution, the holders of Superior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Superior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the renewable satisfaction of the Trustee as to the amount of Superior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Nothing contained in this Article or elsewhere in this Indenture, or in any of the Debt Securities, shall prevent the application by the Trustee or any paying agent of any moneys deposited with it hereunder to the payment of or on account of the principal of and premium, if any, or interest on Debt Securities if, at the time of such deposit (provided that the time of such deposit was not more than ten days prior to the time of such payment), the Trustee or such paying agent, as the case may be, did not have written notice of any event prohibiting the making of such deposit by the Company.

SECTION 14.03. Trustee to Effectuate Subordination. The Holder of each Debt Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Debt Securities and the holders of Superior Indebtedness as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 14.04. Trustee Not Charged with Knowledge of Prohibition. Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject to the provisions of Section 7.01, the Trustee and any paying agent shall not be charged with knowledge of the existence of any Superior Indebtedness, or of any default in the payment of the principal of (or premium, if any) or interest on any Superior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any such paying agent, unless and until the Trustee or such paying agent shall have received written notice thereof from the Company or the holders of at least ten percent in principal amount of any kind or category of any Superior Indebtedness or the representative or trustee of such holders (provided, however, that notwithstanding the foregoing, in the event of any default in the payment of principal of (or premium, if any) or interest on any Superior Indebtedness, such written notice may be given by any holder of Superior Indebtedness or the representative or trustee of such holder); nor shall the Trustee or any such paying agent be charged with knowledge of the curing of any such default or of the elimination of the act or condition preventing any such payment unless and until the Trustee or such paying agent shall have received an Officers’ Certificate to such effect.

SECTION 14.05. Rights of Trustee as Holder of Superior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Superior Indebtedness which may at any time be held by it, to the same extent as any other holder of Superior Indebtedness; and nothing elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

SECTION 14.06. Trustee Not Fiduciary for Holders of Superior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Superior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to any Holder of Debt Securities or the Company or any other person moneys or assets to which any holders of Superior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 14.07. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 14.04, 14.05, 14.06 and 14.08 shall not apply to the Company if it acts as paying agent.

SECTION 14.08. Rights of Trustee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee may continue to make payments on the Debt Securities, unless it shall have received at the Corporate Trust Office of the Trustee at least three Business Days prior to the date of such payment written notice (including, without limitation, hand delivery, telex, telegram, or any other form of electronic transmission) of facts that would cause the payment of any obligations with respect to the Debt Securities to violate this Article. Such notice to the Trustee is deemed given when received. Only the Company, a representative or trustee of holders of an issue of Superior Indebtedness or a holder of an issue of Superior Indebtedness that has no representative or trustee may give such notice.

ARTICLE XV.

MISCELLANEOUS PROVISIONS.

SECTION 15.01. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 15.02. Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.

SECTION 15.03. Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) as follows: Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105, Attention: Secretary. Any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the corporate trust office of the Trustee. Any notice required or permitted to be mailed to a Holder by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register.

SECTION 15.04. Indenture and Debt Securities To Be Construed in Accordance with the Laws of the State of New York. This Indenture and each Debt Security shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 15.05. Officers’ Certificate and Opinion of Counsel To Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 15.06. Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities or the date fixed for redemption or repayment of any Debt Security or the making of any Sinking Fund payment shall not be a business day, then payment of interest or principal and premium, if any, or the making of such Sinking Fund payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 15.07. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 15.08. Indenture May Be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 15.09. Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03.

SECTION 15.10. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

, the party of the second part, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, Olin Corporation, the party of the first part, has caused this Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or one of its Vice Presidents or its Treasurer thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and the party of the second part, has caused this Indenture to be duly signed and acknowledged by one of its Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries.

OLIN CORPORATION,

By:

[CORPORATE SEAL]

Attest:

By:

Assistant Vice President

[CORPORATE SEAL]

Attest:

Assistant Secretary

STATE OF NEW YORK ) SS.:

COUNTY OF NEW YORK )

On this day of , before me personally came , to me known, who being by me duly sworn, did depose and say that he resides at ; that he is the of Olin Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK ) SS.:

COUNTY OF NEW YORK )

On this day of , before me personally came , to me known, who being by me duly sworn, did depose and say that he resides at ; that he is the of , one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]